UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2015

Realty Finance Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	000-55188 (Commission File Number)	46-1406086 (I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor

New York, New York 10022

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (212) 454-6260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On December 31, 2015, Realty Finance Trust, Inc. (the “Company”), Realty Finance Advisors, LLC (the “Advisor”) and Realty Capital Securities, LLC (the “Dealer Manager”) mutually agreed, pursuant to a termination agreement dated December 31, 2015 among the Company, the Advisor and the Dealer Manager (the “Termination Agreement”) to terminate that certain Amended and Restated Exclusive Dealer Manager Agreement dated April 9, 2013 among the Company, the Advisor and the Dealer Manager (the “Dealer Manager Agreement”).

The Dealer Manager is owned by an entity that is under common control with the parent of the Company’s sponsor. Pursuant to the Dealer Manager Agreement, the Dealer Manager served as the dealer manager of the Company’s initial public offering of up to 80.0 million shares of common stock, $0.01 par value per share. The Company will not incur any early termination penalties or payments due to the termination of the Dealer Manager Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Realty Finance Trust, Inc.

By:	/s/ Peter M. Budko
Name:	Peter M. Budko
Title:	Chief Executive Officer

Date: January 4, 2016